Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact: Pat Hansen
Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

ANNOUNCES EXPANDED SHARE REPURCHASE PROGRAM

Milwaukee, Wisconsin - February 17, 2005 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) announced today that its Board of Directors, at its regular quarterly meeting February 16, 2005, authorized the repurchase of an additional 200,000 shares (approximately 5 percent of currently outstanding shares) under its ongoing stock repurchase program. Shares may be repurchased from time to time in open market transactions and will be held as Treasury Shares.  This latest action brings the total repurchase authorization to 3,439,395 shares, of which 3,072,592 have been repurchased to date.

STRATTEC SECURITY CORPORATION designs, develops, manufactures and markets mechanical locks, electro-mechanical locks and related access control products for North American and other global automotive manufacturers.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.